                                                                          (a)(6)

                           OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                        SPELLING ENTERTAINMENT GROUP INC.
                                       BY
                              VSEG ACQUISITION INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            VIACOM INTERNATIONAL INC.
                    A WHOLLY OWNED SUBSIDIARY OF VIACOM INC.
                                       AT
                               $9.75 NET PER SHARE


Dear Participant in the Spelling Entertainment Group Inc. 401(k) Savings Plan:

         Enclosed for your consideration are the Offer to Purchase dated May 21, 1999 (the "Offer to Purchase") (which together with the enclosed Letter of Transmittal constitute the "Offer") and other materials relating to the Offer by VSEG Acquisition Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Viacom International Inc., a Delaware corporation ("Parent"), to purchase all issued and outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), at $9.75 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

         As a participant in the Spelling Entertainment Group Inc. 401(k) Savings Plan (the "401(k) Plan"), you may direct the trustee of the 401(k) Plan to "tender" (offer to sell) some or all of the Shares (excluding fractional Shares) allocated to you in the Spelling Entertainment Group Inc. Common Stock Fund under your individual account in the 401(k) Plan ("Company Stock Fund Account") by following the instructions set out in this letter.

         Please note that the Shares in your Company Stock Fund Account are held in trust for your benefit and that CG Trust Company, the trustee of the Profit Sharing Plan (the "Trustee"), is the holder of record of those Shares. Accordingly, the Trustee is the party who actually tenders Shares from your Company Stock Fund account. The Trustee will tender some or all of the Shares in your Company Stock Fund Account according to your submitted election.

THE PROCEEDS FROM ANY SALE OF SHARES FROM YOUR COMPANY STOCK FUND ACCOUNT WILL NOT BE DISTRIBUTED TO YOU. INSTEAD, ANY PROCEEDS WILL CONTINUE TO BE HELD IN THE 401(k) PLAN AND WILL BE INVESTED IN THE CIGNA GUARANTEED INCOME FUND UNTIL YOU TRANSFER ANY OR ALL OF SUCH


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

CIGNA GUARANTEED INCOME FUND UNTIL YOU TRNASFER ANY OR ALL OF SUCH FUNDS TO ANOTHER INVESTMENT FUND WITHIN THE 401(k) PLAN. (SEE "INVESTMENT OF SALE PROCEEDS" BELOW).

         Your attention is directed to the following:

         1. The tender price is $9.75 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

         2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 18, 1999, unless the Offer is extended (the "Expiration Date"). However, your Tender Election Form must be received by the Depositary no later than 5:00 P.M. New York City time on June 16, 1999.

         3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 17, 1999 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement, in accordance with the relevant provisions of Delaware law, Purchaser will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a direct wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares that are not owned by public stockholders and other than Shares held by stockholders who shall have demanded and perfected appraisal rights, if any, under Delaware law) will be cancelled and converted into the right to receive $9.75 in cash, or, in the event any higher price is paid in the Offer, such higher price (the "Merger Consideration"), without interest. Any Shares not tendered in the Offer will be cancelled and converted into the right to receive the Merger Consideration at the Effective Time.

         4. The Board of Directors of the Company, by unanimous vote of all directors present and voting, based upon, among other things, the unanimous recommendation and approval of a committee of the Board of Directors comprised of independent directors, has determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, the Company, approved the Merger Agreement, the Offer and the Merger, declared the Merger Agreement to be advisable and resolved to recommend that stockholders accept the Offer and tender their Shares in the Offer.

         5. The Offer is conditioned upon, among other things, there not being any statute, rule or regulation or any decree, order or injunction promulgated, enacted, entered or enforced by any United States federal or state government, or other governmental entity which would (i) make the acquisition by Purchaser of a material portion of the Shares illegal or (ii) otherwise prohibit or restrict consummation of the Offer or the Merger.


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

         The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction where the making of the Offer or the acceptance of Shares thereto would not be in compliance with the law of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to tender any Shares held in your Company Stock Fund Account, you must submit the Tender Election Form For Shares in the Spelling Entertainment Group Inc. 401(k) Savings Plan (the "Tender Election Form") included with this letter. ANY ELECTION TO TENDER SHARES HELD IN YOUR COMPANY STOCK FUND ACCOUNT MADE ON A FORM OTHER THAN THE TENDER ELECTION FORM SPECIFICALLY DESIGNATED FOR THE 401(k) PLAN WILL BE VOID. If you do not submit the Tender Election Form, no Shares in your Company Stock Fund Account will be tendered by the Trustee. Nevertheless, as a result of the Merger, any Shares not tendered in the Offer will be cancelled and converted into the right to receive the Merger Consideration at the Effective Time.

         Notwithstanding the foregoing, the Trustee is obligated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), always to carry out its fiduciary responsibilities to the 401(k) Plan and its participants. THE TRUSTEE, THEREFORE, MAY NOT RECOGNIZE A TENDER ELECTION (OR FAILURE TO ELECT) IF THE TRUSTEE BELIEVES SUCH RECOGNITION WILL BE INCONSISTENT WITH THE PROPER EXERCISE OF ITS FIDUCIARY DUTY, OR CONTRARY TO THE PROVISIONS OF ERISA. If such a situation occurs, the Trustee will act as it deemed appropriate in accordance with its duty and the requirements of ERISA.

         THE PLAN TRUSTEE DOES NOT MAKE ANY RECOMMENDATION TO ANY PARTICIPANT AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. Before making a decision, you should read carefully the materials in the enclosed Offer to Purchase and the Tender Election Form.

YOUR DECISION WHETHER TO TENDER

         If you elect to tender some or all of the Shares in your Company Stock Fund Account, the Trustee will tender Shares from your Company Match Contributions.

POTENTIAL TAX CONSEQUENCES OF COMPLETION OF THE OFFER

         Generally, cash distributions from the 401(k) Plan that are not rolled over into an IRA or another qualified plan are taxable as ordinary income. However, Shares that you receive in certain types of distributions from the 401(k) Plan may be eligible for favorable tax treatment if the Shares increased in value while they were held by the 401(k) Plan. In these distributions the increase in the value of the Shares, called "net unrealized appreciation," will not be taxable to you upon distribution, but rather will be taxed to you when you sell the Shares. When you sell the Shares, any gain realized on the sale will be long-term or short-term capital gain.

         To the extent that you elect to tender your 401(k) Plan Shares into the Offer, and the Offer is completed, you will lose any opportunity for future distributions of Shares from the 401(k) Plan and the ability to defer the taxation of any net unrealized appreciation in distributed Shares and to have such net unrealized appreciation taxed as capital gains. The special tax treatment referred to above will not apply to any distribution from the 401(k) Plan paid solely in cash.

HOW TO TENDER SHARES; COMPLETION OF TENDER ELECTION FORM

         If you wish to direct the Trustee to tender some or all of the Shares in your Company Stock Fund Account, you must complete and return the enclosed Tender Election Form in accordance with the instructions specified thereon.

         PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO
TENDER YOUR SHARES IS JUNE 18, 1999, YOU MUST SEND YOUR TENDER
ELECTION FORM BY MAIL, COURIER OR HAND DELIVERY FOR RECEIPT NO
LATER THAN 5:00 P.M. NEW YORK CITY TIME, ON JUNE 16, 1999. Tender Election Forms that are received after this deadline, Tender Election Forms which are not properly completed, and tender elections submitted on the wrong form, will not be accepted. Examples of improperly completed Tender Election Forms include forms which are not signed and forms which contain incorrect or incomplete information. You also may withdraw any tender you have made under the Offer provided you do so prior to the June 16, 1999 deadline or, if Purchaser has not yet accepted Shares for payment, after 12:00 Midnight, New York City time, on July 19, 1999. (See "Withdrawing Your Instruction to Tender.")

         Tender Election Forms should be sent to First Chicago Trust Company of New York, the Depositary for the Offer, in the enclosed envelope at the address set forth below:

              BY MAIL:                         BY OVERNIGHT DELIVERY:                       BY HAND:
     First Chicago Trust Company             First Chicago Trust Company           First Chicago Trust Company
             of New York                             of New York                           of New York
   Corporation Actions Suite 4660           Corporate Actions, Suite 4680          c/o Securities Transfer and
            P.O. Box 2569                     14 Wall Street, 8th Floor              Reporting Services Inc.
     Jersey City, NJ  07303-2569                 New York, NY  10005                Attn:  Corporate Actions
                                                                                  100 William Street, Galleria
                                                                                       New York, NY  10038

         IN ORDER TO HAVE ANY SHARES TENDERED, YOU MUST COMPLETE AND SIGN YOUR TENDER ELECTION FORM. IF YOU DO NOT SIGN THE FORM, YOUR

DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

INVESTMENT OF SALE PROCEEDS

         It is expected that the proceeds will be received by the Trustee promptly following the Expiration Date of the Offer. The proceeds from any sale of Shares from your Company Stock Fund Account will not be distributed to you. Instead, any proceeds will continue to be held in the 401(k) Plan and will be invested in the CIGNA Guaranteed Income Fund (the "Guaranteed Fund"). Within a few days of your proceeds being deposited in the Guaranteed Fund, you will be able to transfer all or any portion of your balance in the Guaranteed Fund to one or more of the other investment funds within the 401(k) Plan using CIGNA's AnswerLine(R). The 401(k) Plan provides you toll-free telephone access to CIGNA's AnswerLine(R) at 1-800-253-2287. By using a touch tone telephone, you may obtain information or execute or initiate transactions with respect to your 401(k) Plan account. In order to access CIGNA's AnswerLine(R), you will be required to enter your Personal Identification Number ("PIN").

WITHDRAWING YOUR INSTRUCTION TO TENDER

         As more fully described in "THE TENDER OFFER--Section 4. Withdrawal Rights" of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct the Trustee to tender Shares, and you subsequently decide to withdraw your instructions, you may do so by sending a notice of withdrawal to the Depositary. THE NOTICE OF WITHDRAWAL WILL BE EFFECTIVE ONLY IF IT IS IN WRITING AND IS RECEIVED BY THE DEPOSITARY AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 1999 OR, IF PURCHASER HAS NOT YET ACCEPTED SHARES FOR PAYMENT, AFTER 12:00 MIDNIGHT, NEW YORK CITY TIME ON JULY 19, 1999. A notice of withdrawal may be delivered to the Depositary by mail, courier, facsimile or hand delivery at the address shown above under "How to Tender Shares; Completion of Tender Election Form."

         Any notice of withdrawal to the Depositary must specify: (i) your name,
(ii) your social security number, (iii) a telephone number where you can be reached during the hours of 9:00 A.M. to 5:00 P.M., New York City time, on business days, (iv) the number of Shares you initially elected to tender, and
(v) the number of Shares to be withdrawn from the tender. The notice must also be signed by you. Upon the Depositary's receipt of a timely written notice of withdrawal containing the required information, previous instructions to tender with respect to such Shares will be deemed cancelled. If any required information is omitted from your notice or withdrawal, or if such notice is incorrect or otherwise not proper, and the Depositary is unable to reach you to correct any such defect, your notice of withdrawal will be void. After giving a notice of withdrawal, if you later wish to retender Shares, you may call Sally Suchil, Senior Vice President--General Counsel, Secretary and Administration, Spelling Entertainment Group Inc., 5700 Wilshire Boulevard, Los Angeles, CA 90036, (323) 634-5112 to obtain a new Tender Election Form for the 401(k) Plan. Any new Tender


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

Election Form for the 401(k) Plan must be received by the Depositary at or before 5:00 P.M., New York City time, on June 16, 1999.


                     TENDER ELECTION FORM FOR SHARES IN THE
              SPELLING ENTERTAINMENT GROUP INC. 401(K) SAVINGS PLAN

                           Spelling Entertainment Group Inc.
                           Spelling Entertainment Group Inc. 401(k) Savings Plan

         (NOTE: Before completing this Tender Election Form, you should refer to the Letter dated May 21, 1999 from Spelling Entertainment Group Inc. included with this Tender Election Form (the "Letter").

TO THE TRUSTEE OF THE 401(k) PLAN:

         I am a participant in the Spelling Entertainment Group Inc. 401(k) Savings Plan ("401(k) Plan") who has shares in the Company Stock Fund and, as such, I have received a copy of the Offer to Purchase dated May 21, 1999 (the "Offer to Purchase"), relating to the Offer by VSEG Acquisition Inc., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Viacom International Inc., a Delaware corporation, to purchase all issued and outstanding shares of Common Stock of Spelling Entertainment Group Inc. (the "Shares") at a price of $9.75 per Share, net to the seller in cash.

         Please tender to Purchaser, on my behalf, the number of Shares indicated on the reverse side of this Tender Election Form, which are allocated to my 401(k) Plan account as of June 18, 1999 and held by you under the Company Stock Fund of the 401(k) Plan, at a price of $9.75 per Share and upon the terms and subject to the conditions contained in the Offer to Purchase, the receipt of which is hereby acknowledged. I understand that set forth on the reverse side of this Tender Election Form is the number of Shares allocated to me as of May 21, 1999 in the Company Stock Fund under my individual account in the 401(k) Plan, according to the records of the 401(k) Plan record keeper. I understand that this number of Shares may increase or decrease between May 21, 1999 and June 18, 1999 based on transactions in the 401(k) Plan, and that I will only be permitted to tender Shares which are owned by me as of June 18, 1999.

         I have read and understand the Offer to Purchase and the Letter, and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf from my Company Match Contributions. I understand that any proceeds will continue to be held in the 401(k) Plan and will be invested in the CIGNA Guaranteed Income Fund (the "Guaranteed Fund") until I elect to transfer all or any portion of my balance in the Guaranteed Fund to one or more of the other investment funds within the 401(k) Plan. I understand and declare that if the tender of my Shares is accepted, the payment therefor will be full and adequate compensation for these Shares in my judgement, notwithstanding any potential fluctuation in the price of the Shares between the last day I can withdraw my tender and the date the tendered Shares are taken up and paid for by Purchaser.




[insert label here]




TENDER INSTRUCTIONS TO THE PARTICIPANT:

        Please complete and initial 1 OR 2 below:

        1. I hereby confirm that I would like to tender all Shares allocated to my Company Stock Fund Account as of June 18, 1999. Initial _____________

                                       OR

        2. I hereby confirm that I would like to tender ____________ Shares. Initial ____ (# of shares)

         Please be advised that in the event the number of shares you elect to tender under option 2 above exceeds the actual number of shares allocated to your Company Stock Fund Account as of June 18, 1999, only those shares allocated to your Company Stock Fund Account as of June 18, 1999 will be tendered by the Trustee.


-------------------------------          ----------------------------------
Date                                     Signature of Participant


-------------------------------          ----------------------------------
Social Security Number                   Print Name


-------------------------------          ----------------------------------
Daytime Telephone Number                 Print Street Address


                                         ----------------------------------
                                         Print City, State and Zip

        NOTE: THIS TENDER ELECTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE 401(k) PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER ELECTION FORM TO THE DEPOSITARY FOR THE OFFER USING THE PREADDRESSSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY. YOUR INSTRUCTION FORM (OR A MANUALLY SIGNED FACSIMILE THEREOF) MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON JUNE 16, 1999.

        YOUR DECISION WHETHER OR NOT TO HAVE YOUR 401(k) PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.